Exhibit 10.2

APPLE INC.

1997 DIRECTOR STOCK PLAN

On November 10, 2009, the Board adopted this amended and restated 1997 Director Stock Plan (formerly known as the 1997 Director Stock Option Plan and as renamed, the “Plan”), which shall govern all grants of Awards made after this amendment and restatement, and which shall become effective upon its approval by the Company’s shareholders (the “Effective Date”). For the terms and conditions of the Plan applicable to Awards granted before the Effective Date, refer to the version of the Plan in effect as of the date such Award was granted.

1. PURPOSES. The purposes of the Plan are to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased Common Stock ownership by such individuals by granting such individuals Awards to purchase or acquire shares of Common Stock.

2. ADMINISTRATION. The Administrator will be responsible for administering the Plan. The Administrator will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements and notices under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Administrator pursuant to the Plan shall be final and binding on all persons. The Administrator shall not be liable for any action or determination made in good faith, and shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Articles of Incorporation and Bylaws as such documents may be amended from time to time.

3. SHARES AVAILABLE.

(a) SHARE LIMIT. Subject to the provisions of Section 8 of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 1,600,000 shares (the “Share Limit”). Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan.

(b) SHARE COUNT. Shares issued pursuant to Restricted Stock Unit Awards will count against the Share Limit as two (2) shares for every one (1) share issued in connection with the Award. Shares issued pursuant to the exercise of Options will count against the Share Limit as one (1) share for every one (1) share to which such exercise relates. If Awards are settled in cash, the shares that would have been delivered had there been no cash settlement shall not be counted against the Share Limit. Except as provided in the next sentence, if Awards are forfeited or are terminated for any reason before vesting or being exercised, then the shares underlying such Awards shall again become available for Awards under the Plan; provided that any one (1) share subject to a Restricted Stock Unit Award that is forfeited or terminated shall be credited as two (2) shares when determining the number of shares that shall again become available for Awards under the Plan if upon grant, the shares underlying such forfeited or terminated Restricted Stock Unit Award were counted as two (2) shares against the Share Limit. Shares that are exchanged by a Non-Employee Director or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares exchanged by a Non-Employee Director or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan.

4. OPTIONS. Options granted to Non-Employee Directors under the Plan shall be subject to the following provisions of this Section 4.

(a) OPTION GRANTS.

(i) TRANSITION GRANTS. On the date of the Annual Meeting following the Company’s 2009 fiscal year, each Non-Employee Director who (1) has served as a member of the Board for at least three years as of the date of such Annual Meeting and (2) continues to serve as a member of the Board immediately following such Annual Meeting will be granted an Option (the date of grant of which shall be the date of such Annual Meeting) to purchase a number of shares of Common Stock determined by multiplying 10,000 by a fraction, the numerator of which shall be the number of days in the period commencing on the last anniversary of the date on which the Non-Employee Director was initially elected or appointed to the Board that occurs prior to the date of such Annual Meeting and ending on the date of such Annual Meeting and the denominator of which shall be 365. Each Non-Employee Director who (1) has served as a member of the Board for not more than three years as of the date of the Annual Meeting following the Company’s 2009 fiscal year and (2) continues to serve as a member of the Board through and immediately following the date of the Annual Meeting following the third anniversary of the date on which the Non-Employee Director was initially appointed or elected to the Board (the “Third Anniversary”) will be granted an Option (the date of grant of which shall be the date of the Annual Meeting following the Third Anniversary) to purchase a number of shares of Common Stock determined by multiplying 10,000 by a fraction, the numerator of which shall be the number of days in the period commencing on the last anniversary of the date on which the Non-Employee Director was initially appointed or elected to the Board that occurs prior to the date of the Annual Meeting following the Third Anniversary and ending on the date of such Annual Meeting and the denominator of which shall be 365.

(ii) NO ADDITIONAL GRANTS. Other than the Option grants contemplated by Section 4(a)(i), no Options shall be granted under the Plan unless and until the Board amends the Plan to provide for such Option grants in accordance with Section 10(b) below.

(b) EXERCISE PRICE. The per share exercise price of each Option shall be the Fair Market Value of a share of Common Stock as of the date of grant of the Option determined in accordance with the provisions of the Plan.

(c) VESTING. Options shall be fully vested and immediately exercisable on their date of grant.

(d) TERM OF OPTIONS.

(i) TEN-YEAR TERM. Each Option shall expire ten (10) years from its date of grant, subject to earlier termination as provided herein.

(ii) EXERCISE FOLLOWING TERMINATION OF SERVICE DUE TO DEATH. If a Non-Employee Director ceases to be a member of the Board by reason of such Non-Employee Director’s death, the Options granted to such Non-Employee Director may be exercised by such Non-Employee Director’s Beneficiary, but only to the extent the Option was exercisable at the time of the Non-Employee Director’s death, at any time within three (3) years after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(d)(i) above. At the end of such three-year period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director’s death.

(iii) TERMINATION OF OPTIONS IF A NON-EMPLOYEE DIRECTOR IS REMOVED FROM THE BOARD FOR CAUSE. In the event a Non-Employee Director is removed from the Board for “cause,” all Options granted to such Non-Employee Director (whether or not then vested and exercisable) shall immediately terminate and be of no further force and effect as of the effective date of such removal from the Board. Whether a Non- Employee Director is removed by the Board for “cause” shall be determined by the Board in accordance with the Bylaws of the Company.

(iv) EXERCISE FOLLOWING OTHER TERMINATIONS OF SERVICE. If a Non-Employee Director ceases to be a member of the Board for any reason other than death or removal from the Board for cause, the Options granted to such Non-Employee Director may be exercised by such Non-Employee Director, but only to the extent the Option was exercisable at the time of the Non-Employee Director’s termination, at any time within ninety (90) days after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(d)(i) above. At the end of such ninety-day period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director’s termination of service with the Board.

(e) TIME AND MANNER OF EXERCISE OF OPTIONS.

(i) NOTICE OF EXERCISE. Subject to the other terms and conditions hereof, a Non-Employee Director may exercise any Option, to the extent such Option is vested, by giving written notice of exercise to the Company; PROVIDED, HOWEVER, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (A) the date on which the Company receives such written notice and (B) the date on which the conditions provided in Section 4(e)(ii) are satisfied.

(ii) METHOD OF PAYMENT. The consideration to be paid for the shares to be issued upon exercise of an Option may consist of (A) cash, (B) check, (C) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option shall be exercised, (D) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds required to pay the exercise price, or (E) any combination of the foregoing methods of payment.

(iii) SHAREHOLDER RIGHTS. A Non-Employee Director shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the Non-Employee Director pursuant to Section 4(e)(iv), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

(iv) ISSUANCE OF SHARES. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director’s death, the Beneficiary entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such Beneficiary), the appropriate number of shares of Common Stock issued in connection with such exercise (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). Shares sold in connection with a “cashless exercise” described in clause D of Section 4(e)(ii) shall be delivered to the broker referred to therein in accordance with the procedures established by the Company from time to time.

5. RESTRICTED STOCK UNITS. Each Non-Employee Director shall receive grants of Restricted Stock Units under the Plan as follows:

(a) ANNUAL GRANTS. On the date of each Annual Meeting which occurs on or after the Effective Date and immediately following which a Non-Employee Director is serving on the Board, such Non-Employee Director shall be automatically granted (on the date of such Annual Meeting) an Award of a number of Restricted Stock Units determined by dividing (A) $200,000 by (B) the Fair Market Value of the Common Stock on the date of grant, such number to be rounded to the nearest whole number of Restricted Stock Units (each, an “Annual RSU Award”); provided, however, that a Non-Employee Director who is serving on the Board on the day prior to the Effective Date shall not be entitled to an Annual RSU Award on the date of a particular Annual Meeting unless the Non-Employee Director has served on the Board for at least three years as of the date of such Annual Meeting.

(b) INITIAL GRANTS. Each Non-Employee Director who first becomes a Non-Employee Director at any time after the Effective Date but other than on the date of an Annual Meeting shall be automatically granted, on the date he or she first becomes a Non-Employee Director, an Award of a number of Restricted

Stock Units determined by multiplying (A) the quotient obtained by dividing $200,000 by the Fair Market Value of the Common Stock on the date of grant, by (B) a fraction, the numerator of which shall be the number of days remaining in the 365-day period following the most recent Annual Meeting, and the denominator of which shall be 365 (but in no event shall such fraction be greater than one (1)), such number to be rounded to the nearest whole number of Restricted Stock Units (each, an “Initial RSU Award”); provided, however, that a Non-Employee Director shall not be eligible to receive an Initial RSU Award if either (i) he or she was an employee of the Company or any of its Subsidiaries immediately prior to first becoming a Non-Employee Director, or (ii) he or she first becomes a Non-Employee Director at any time on or after February 1 following a particular fiscal year of the Company and prior to the date of the Annual Meeting following that fiscal year.

(c) VESTING; TERMINATION OF SERVICE. Each Annual RSU Award granted pursuant to Section 5(a) shall fully vest on the February 1 that occurs in the fiscal year of the Company following the fiscal year in which the Award was granted (the “Vesting Date”). Each Initial RSU Award granted pursuant to Section 5(b) shall fully vest on the Vesting Date established for the Annual RSU Awards granted in connection with the last Annual Meeting to occur prior to the grant date of such Initial RSU Award. If the Non-Employee Director ceases to serve as a member of the Board for any reason, the Non-Employee Director’s Restricted Stock Units shall terminate to the extent such units have not become vested prior to the first date the Non-Employee Director is no longer a member of the Board, and the Non-Employee Director will have no rights with respect to, or in respect of, such terminated Restricted Stock Units.

(d) PAYMENT OF RESTRICTED STOCK UNITS. On or as soon as administratively practical following each vesting of Restricted Stock Units granted under the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Company shall deliver to the Non-Employee Director a number of shares of Common Stock (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) equal to the number of Restricted Stock Units that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 5(c). The Non-Employee Director shall have no further rights with respect to any Restricted Stock Units that are so paid.

(e) SHAREHOLDER RIGHTS. A Non-Employee Director shall have no rights as a shareholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units or any shares of Common Stock underlying or issuable in respect of such Restricted Stock Units until such shares of Common Stock have been issued to the Non-Employee Director pursuant to Section 5(d). No adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

6. RESTRICTIONS ON TRANSFER. An Award may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution; PROVIDED, HOWEVER, that an Award may be, with the approval of the Administrator, transferred to a Non-Employee Director’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members. An Option shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or by the individual or entity to whom the Option has been transferred in accordance with the previous sentence. No assignment or transfer of an Award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right in the Award, but immediately upon any attempt to assign or transfer the Award the same shall terminate and be of no force or effect.

7. DESIGNATION OF BENEFICIARY.

(a) BENEFICIARY DESIGNATIONS. Each Non-Employee Director may designate a Beneficiary to exercise an Option or receive payment of an Award upon the Non-Employee Director’s death by executing a Beneficiary Designation Form.

(b) CHANGE OF BENEFICIARY DESIGNATION. A Non-Employee Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Administrator. The execution of a Beneficiary Designation Form and its receipt by the Administrator will revoke and rescind any prior Beneficiary Designation Form.

8. ADJUSTMENTS.

(a) Subject to Section 9, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the Share Limit), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding Awards, (3) the exercise price of any outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards. Any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 8(a), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(b) It is intended that, if possible, any adjustments contemplated by Section 8(a) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

9. CORPORATE TRANSACTIONS.

(a) Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award or the Award would otherwise continue in accordance with its terms in the circumstances, each Award shall terminate upon the related event; provided that the holders of outstanding Options shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested Options in accordance with their terms before the termination of such Options (except that in no case shall more than ten days’ notice of the impending termination be required).

(b) The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options and without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of the Option. In any of the events referred to in this Section 9, the Administrator may take such action contemplated by this Section 9 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the Non-Employee Director to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of Section 2, any good faith determination by the Administrator pursuant to its authority under this Section 9 shall be conclusive and binding on all persons.

10. TERMINATION AND AMENDMENT OF THE PLAN.

(a) TERMINATION. Unless earlier terminated by the Board, the Plan shall terminate on November 9, 2019. Following such date, no further grants of Awards shall be made pursuant to the Plan.

(b) GENERAL POWER OF BOARD. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part (including, without limitation, amend the Plan at any time and from time to time, without shareholder approval, to prospectively change the relative mixture of Options and Restricted Stock Units for the initial and annual Awards granted to Non-Employee Directors hereunder, the methodology for determining the number of shares of Common Stock to be subject to such Awards within the Plan’s aggregate Share Limit pursuant to Section 3, and the other terms and conditions applicable to such Awards) or, subject to Sections 10(c) and 10(d), amend the terms of any outstanding Award; PROVIDED, HOWEVER, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and PROVIDED FURTHER that the Board may not, without shareholder approval, increase the maximum number of shares issuable under the Plan except as provided in Section 8 above. For avoidance of doubt, the Board may, without shareholder approval, provide on a prospective basis for grants under the Plan to consist of Options only, Restricted Stock Unit Awards only, or a combination of Options and Restricted Stock Unit Awards on such terms and conditions, subject to the Share Limit of Section 3 and the other express limits of the Plan, as may be established by the Board.

(c) WHEN NON-EMPLOYEE DIRECTORS’ CONSENTS REQUIRED. The Board may not alter, amend, suspend, or terminate the Plan or amend the terms of any outstanding Award without the consent of any Non-Employee Director to the extent that such action would adversely affect his or her rights with respect to Awards that have previously been granted.

(d) NO REPRICING. Notwithstanding any other provision herein or in any agreement evidencing any Option, in no case (except due to an adjustment contemplated by Section 8 or any repricing that may be approved by shareholders) shall any action be taken with respect to the Plan or any Option hereunder that would constitute a repricing (by amendment, substitution, cancellation and regrant, exchange or other means) of the per share exercise price of any Option.

11. MISCELLANEOUS.

(a) NO RIGHT TO REELECTION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

(b) SECURITIES LAW RESTRICTIONS. The Administrator may require each Non-Employee Director or any other person purchasing or acquiring shares of Common Stock pursuant to the Plan to agree with the Company in writing that such Non-Employee Director is acquiring the shares for investment and not with a view to the distribution thereof or provide such other assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(c) EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company.

(d) APPLICABLE LAW. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles.

(e) AUTHORITY OF THE COMPANY AND SHAREHOLDERS. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. DEFINITIONS. Capitalized words not otherwise defined in the Plan have the meanings set forth below:

“ADMINISTRATOR” means the Board. The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

“ANNUAL MEETING” means the first annual meeting of the Company’s shareholders at which members of the Board are elected following the applicable fiscal year of the Company or the applicable date, as the context may require. By way of example, the Annual Meeting following the Company’s 2008 fiscal year occurred on February 25, 2009.

“ANNUAL RSU AWARD” means an Award of Restricted Stock Units granted to a Non-Employee Director pursuant to Section 5(a) of the Plan.

“AWARD” means an award of Options or Restricted Stock Units under the Plan.

“BENEFICIARY” or “BENEFICIARIES” means an individual or entity designated by a Non-Employee Director on a Beneficiary Designation Form to exercise Options or receive payment of Awards in the event of the Non-Employee Director’s death; PROVIDED, HOWEVER, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Non-Employee Director’s death, Beneficiary shall mean the Non-Employee Director’s estate.

“BENEFICIARY DESIGNATION FORM” means a document, in a form approved by the Administrator to be used by Non-Employee Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Non-Employee Director and received by the Administrator prior to the date of death of the Non-Employee Director.

“BOARD” means the Board of Directors of the Company.

“CODE” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

“COMMON STOCK” means the common stock of the Company, no par value per share.

“COMPANY” means Apple Inc., a California corporation, or any successor to substantially all of its business.

“EFFECTIVE DATE” has the meaning given to such term in the preamble.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

“FAIR MARKET VALUE” means, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “GLOBAL MARKET”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last price for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances. The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

“INITIAL RSU AWARD” means an Award of Restricted Stock Units granted to a Non-Employee Director pursuant to Section 5(b) of the Plan.

“NON-EMPLOYEE DIRECTOR” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“OPTION” means an option to purchase shares of Common Stock awarded to a Non-Employee Director under the Plan.

“PLAN” has the meaning given to such term in the preamble.

“RESTRICTED STOCK UNIT” means the right to receive one share of Common Stock, subject to the terms and conditions hereof.

“SHARE LIMIT” shall have the meaning set forth in Section 3 of the Plan.

“SUBSIDIARY” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“VESTING DATE” shall have the meaning set forth in Section 5(c) of the Plan.